Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the Amended and Restated 2019 Incentive Award Plan of Better Choice Company Inc. of our report dated March 30, 2021, with respect to the consolidated financial statements of Better Choice Company Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Louisville, Kentucky
July 16, 2021